Financial Investors Trust 485BPOS

Exhibit (e)(3)

Amendment to Distribution Agreement

This Amendment dated as of May 21, 2018 (this “Amendment”) is to the Distribution Agreement dated as of April 30, 2013, as amended, (the “Agreement”), between Financial Investors Trust (the “Trust”), an open-end management investment company organized as a Delaware statutory trust, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203, and ALPS Portfolio Solutions Distributor, Inc. (the “Distributor”), a Colorado corporation and a registered broker-dealer under the Securities and Exchange Act of 1934, as amended. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Trust and the Distributor wish to amend the Agreement in certain respects as more fully set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Effective as of the date of this Amendment, Schedule A to the Agreement is replaced in its entirety with the new Schedule A attached hereto and incorporated by reference herein.

2.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

FINANCIAL INVESTORS TRUST		ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.

By:	/s/ Edmund J. Burke	By:	/s/ Jeremy O. May
Name: Edmund J. Burke		Name: Jeremy O. May
Title: President		Title: President

Exhibit (e)(3)

Schedule A

List of Funds

ALPS/CoreCommodity Management CompleteCommodities Strategy Fund (Class A, Investor Class, Class C and Class I)

ALPS/Kotak India Growth Fund (Class A, Investor Class, Class C and Class I)

ALPS/Metis Global Micro Cap Value Fund (Class A, Investor Class, Class C and Class I)

ALPS/Red Rocks Listed Private Equity Fund (Class A, Investor Class, Class C, Class I and Class R)

ALPS/WMC Research Value Fund (Class A, Investor Class, Class C and Class I)

Clough China Fund (Class A, Investor Class, Class C and Class I)

RiverFront Asset Allocation Aggressive (Class A, Investor Class, Class C, Class I, Class L and Investor Class II)

(formerly, RiverFront Global Growth Fund)

RiverFront Asset Allocation Growth (Class A, Investor Class, Class C and Class I)

(formerly, RiverFront Global Allocation Fund)

RiverFront Asset Allocation Growth & Income (Class A, Investor Class, Class C, and Class I)

(formerly, RiverFront Dynamic Equity Income Fund)

RiverFront Asset Allocation Moderate (Class A, Investor Class, Class C and Class I)

(formerly, RiverFront Moderate Growth & Income Fund)

RiverFront Asset Allocation Income & Growth (Class A, Investor Class, Class C and Class I)

(formerly, RiverFront Conservative Income Builder Fund)